SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      April 27, 1998
                                                     ---------------

                     COMPOST AMERICA HOLDING COMPANY, INC.
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             (Exact name of registrant as specified in its charter)

New Jersey                          0-27832                 22-2603175
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(State or other                     (Commission             (IRS Employer
jurisdiction of                     File Number)            Identification No.)
incorporation)

   320 Grand Avenue   Englewood, New Jersey                       07631
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   (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code          (201) 541-9393
                                                            --------------

                                      N/A
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         (Former name or former address, if changed since last report.)

PLEASE ADDRESS ALL CORRESPONDENCE TO:                 Mark Gasarch, Esq.
                                                      40 West 57th Street
                                                      33rd Floor
                                                      New York, New York 10019

Item 2. Acquisition or Disposition of Assets

On April 27, 1998 Compost America Holding Company, Inc. (the "Company") sold to AW Compost Partners, LLC (Exhibit 2.1), a Delaware limited liability company ("AW") 1,627,980 shares of its common stock, no par value, and 17,500 shares of its newly created Series D Preferred Stock (Exhibit 3.1 and Exhibit 4.1) for $1,750,000, paid $554,413 in cash and $1,195,587 by the cancellation of the Company's promissory notes in that amount. A Registration Rights Agreement (Exhibit 4.2) grants to AW certain demand and piggyback registration rights with regard to their holdings of the Company's common shares and Series D Preferred Stock. G. Chris Andersen, a director of the Company, is the Manager and a voting member of AW.

Item 7. Financial Statements and Exhibits

(a) and (b) - none

(c) Exhibits

      2.1   -     AW Compost Partners LLC Stock Purchase Agreement*

      3.1   -     Amendment to Certificate of Incorporation creating Series D
                  Preferred Stock

      4.1   -     Series D Preferred Stock Designation of Rights

      4.2   -     AW Compost Partners LLC Registration Rights Agreement

* All material exhibits and schedules are included herewith or as exhibits elsewhere in this filing. Copies of any other schedules or exhibits may be obtained from the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 1998

                                        COMPOST AMERICA HOLDING COMPANY, INC.
                                        (Registrant)


                                        By /s/ Roger E. Tuttle
                                           -----------------------------------
                                           Roger E. Tuttle, President
                                           (Principal Executive Officer)